Exhibit 23

                                   CONSENT OF
                               FARBER & HASS, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Remedent USA, Inc.
Xavier de Cocklaan 42
9831 Deurle, Belgium

We hereby consent to the incorporation by reference in this Amendment to the Annual Report on Form 10-KSB/A, of our report dated July 13, 2003, except Note 2 as to which the date is December 30, 2004, relating to the financial statements of Remedent USA, Inc. as of March 31, 2003 and the results of its operations and its cash flows for the two years then ended.

Farber & Hass LLP


/s/ Farber & Hass

Dated:  January 20, 2005
Camarillo, California